Exhibit 99.1

Media Contact:
Vincent Fabrizzi
Senior Vice President, Chief Sales & Marketing Officer
Jagged Peak
813-314-2950 x 230 office vfabrizzi@jaggedpeak.com

FOR IMMEDIATE RELEASE

UK based JR Inkjet engages Jagged Peak to provide turnkey e-Fulfillment services for its US product distribution launch.

Tampa, Fla. – (Oct. 24, 2005) - Jagged Peak, Inc. (OTCBB: JGPK), a global provider of e-fulfillment and enterprise demand management solutions, today announced that UK based JR Inkjet has signed an agreement with the company to provide a turnkey e-fulfillment solution to support JR Inkjet’s US product distribution launch.

Headquartered in Essex, England, JR Inkjet is Europe’s largest manufacturer and distributor of “Do it your self” inkjet cartridge refill kits, replacement compatible cartridges and printer accessory products. JR Inkjet was the first company to invent and develop an inkjet refill system that worked across most brands of printers and cartridges using just one simple, inexpensive easy to use refill kit that refilled cartridges for a fraction of their retail price. JR Inkjet now markets and sells its products through direct and retail channels in over 40 countries worldwide.

To support JR Inkjet’s US distribution initiative, Jagged Peak’s turnkey solution will include product assembly, packaging, warehousing, order fulfillment, customer service and back office administrative support. In addition, Jagged Peak will provide the technology infrastructure, including utilization of its EDGE application platform, to automate the entire order fulfillment and inventory management processes.

Jagged Peak’s EDGE v6i application is a totally web based solution that enables companies to automate demand and supply chain business processes as well as manage and execute order transactions in a real-time distributive environment.

“The fact that Jagged Peak could provide us with more than just warehousing and distribution services, but a total turnkey “end-to-end” solution that included the technology we needed to support our business made our decision to go with Jagged Peak easy “ says Russell Segal, JR Inkjet’s Managing Director of Worldwide Operations. “The ability to outsource our entire back office operation to Jagged Peak saved us the cost of investing in expensive infrastructure, not to mention the time to market advantages of having everything already in place”.

“As a global company and industry leader, we are of course extremely pleased to have JR Inkjet as one of our clients” says Paul Demirdjian, Jagged Peak CEO. “JR Inkjet’s business is further validation that there is a growing demand from global companies who recognize the benefits of an outsourced, turnkey e-fulfillment solution.

About Jagged Peak

Jagged Peak, Inc. (OTCBB: JGPK), is a global provider of enterprise demand management and e-fulfillment solutions and services. The Company’s flagship product, EDGE (E-business Dynamic Global Engine), is a completely web-based software application that enables companies to control and coordinate distributed orders, inventory, and fulfillment across multiple customers, suppliers, employees, and partners in real-time.

Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest growing technology companies for four consecutive years (2001-2004). For more information, visit www.jaggedpeak.com.

About JR Inkjet

Established in 1994, JR Inkjet pioneered the development of the universal inkjet refill and has since grown to be Europe’s leading inkjet refill brand. The company currently does business in over 40 countries worldwide and markets it products through leading retail chains and direct to the consumer channels. The company’s product line includes “Do it yourself” inkjet refill kits, replacement compatible cartridges, printer toner cartridges, printer paper, USB devices, record able CD/DVD’s, and printer accessories. For more information, visit www.jrinkjet.co.uk

Included in this release are certain “forward-looking” statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding Jagged Peak’s performance. Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, including continued maintenance of favorable license arrangements, success of market research identifying new opportunities, successful introduction of new products, continued product innovation, the success of enhancements to Jagged Peak’s brand image, sales and earnings growth, ability to attract and retain key personnel, and general economic conditions affecting consumer spending, including uncertainties relating to global political conditions, such as terrorism. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Jagged Peak does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

To contact Jagged Peak, visit www.jaggedpeak.com or call 800-430-1312. For investor relations, email us at investor@jaggedpeak.com